                      Consent of Person to Become Director

Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name and to being named in the Prospectus constituting part of this Registration Statement on Form S-4 of Juniper Partners
Acquisition Corp. as a person to become a director of Juniper Partners
Acquisition Corp.

/s/ Robert Allbritton
--------------------------
Robert Allbritton

December 18, 2006